UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 29, 2017

AMPHENOL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10879 (Commission File Number)	22-2785165 (IRS Employer Identification No.)

358 Hall Avenue, Wallingford, Connecticut	06492
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 265-8900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On March 29, 2017, Amphenol Corporation (the “Company”) entered into an Underwriting Agreement by and between the Company and Barclays Capital Inc., Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as representatives of the several Underwriters named in Schedule A thereto, relating to the offer and sale of $400,000,000 aggregate principal amount of its 2.200% Senior Notes due 2020 and $350,000,000 aggregate principal amount of its 3.200% Senior Notes due 2024 (collectively, the “Notes”). A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto, and is filed herewith for purposes of incorporation by reference into the Company’s Registration Statement (No. 333-216789).

The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01  Other Events

On March 29, 2017, the Company issued a press release announcing the pricing of the Notes, which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

Exhibit 1.1

Underwriting Agreement, dated March 29, 2017, by and between the Company and Barclays Capital Inc., Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as representatives of the several Underwriters named in Schedule A thereto, relating to the offer and sale of the Notes.

Exhibit 99.1	Press Release dated March 29, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPHENOL CORPORATION

By:	/s/ Craig A. Lampo
Craig A. Lampo
Senior Vice President and Chief Financial Officer

Date: March 30, 2017

EXHIBIT INDEX

Exhibit No.	Description
1.1

Underwriting Agreement, dated March 29, 2017, by and between the Company and Barclays Capital Inc., Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as representatives of the several Underwriters named in Schedule A thereto, relating to the offer and sale of the Notes.

99.1	Press Release dated March 29, 2017.